EXHIBIT 99.2

FOR IMMEDIATE RELEASE

Timberline Announces Third Quarter 2018 Financial Results

Coeur d’Alene, Idaho – August 13, 2018 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) today announced consolidated financial results for its second fiscal year 2018 quarter which ended June 30, 2018.  A summary of selected financial results is presented in the following table:

($US 000’s, except earnings per share)	Quarter Ended June 30,
	2018	2017
Consolidated net loss	$(329)	$(301)
Consolidated net loss per share, basic and diluted	(0.01)	(0.01)
Mineral exploration expenses	23	35
Working capital	283	164

Timberline reported a consolidated net loss of $0.3 million for the quarter ended June 30, 2018, including exploration expenditures of $23 thousand.  The Company has refocused its exploration efforts on advancing its other Nevada projects, and has signed a definitive agreement to acquire two joint venture interests in Nevada.

The Company also announced that Mr. Randal Hardy will resign as Chief Financial Officer and Corporate Secretary of the Company effective August 27, 2018 to pursue other business opportunities.  Mr. Hardy will remain engaged with the Company on an ongoing basis as an advisor and consultant. The Company’s Board of Directors and management express their appreciation for Mr. Hardy’s service and valuable contributions while serving the Company in various capacities during his eleven-year tenure and wish him well in his future endeavors.

Timberline’s President and CEO, Steve Osterberg, said, “We have strengthened and solidified our Board of Directors and are advancing the acquisition of the Elder Creek and Paiute projects in the Battle Mountain District, while continuing our focus on the Windfall, Lookout Mountain and Oswego projects at Eureka.  With excellent results from recent geological work and sample assays, we plan follow-up on each of these projects with further field testing including strategic drilling.”

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration projects in Nevada, including its 23 square-mile Eureka property and other property interests in the Battle Mountain-Eureka gold trend.  At Eureka, the Company continues to advance its Lookout Mountain and Windfall project areas.  Exploration potential occurs within three separate structural-stratigraphic trends defined by distinct geochemical gold anomalies.  Upon completion of the property acquisition from AGEI, Timberline’s owned and controlled mineral rights in Nevada will increase to over 43 square miles (24,500 acres), including the Seven Troughs property in northern Nevada, known to be one of the state's highest grade, former gold producing properties.  Detailed maps and estimated NI 43-101 compliant resource information for the Eureka property may be viewed at http://timberline-resources.com/.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Steven Osterberg, Ph.D., P.G., Timberline’s President and Chief Executive Officer, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding advancing its other Nevada projects, a resignation and continued engagement as a consultant, advancing the acquisition of the Elder Creek and Paiute projects in the Battle Mountain District, continuing our focus on the Windfall, Lookout Mountain and Oswego projects at Eureka, follow-up on each of these projects with further field testing including strategic drilling, advancement of projects, exploration potential, completing property acquisition from AGEI, and the size of owned and controlled mineral rights in Nevada.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to changes in the Company’s business resulting in changes in the use of proceeds, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2017.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg

President and CEO

Tel:   208-664-4859

E-mail:  info@timberline-resources.com

Website:  www.timberline-resources.com

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